Exhibit 99.1

CB&I Reports Second Quarter 2010 Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--July 27, 2010--CB&I (NYSE: CBI) today reported net income of $47.3 million, or $0.47 per diluted share, for the second quarter of 2010. Revenue for the quarter was $916 million, up from $869 million in the first quarter of 2010.

New awards totaled $916 million for the quarter, including a new gas processing plant in California, an olefins technology license in China, a gas storage tank project in Abu Dhabi and a concept development award for an LNG liquefaction project in Russia. As of June 30, CB&I’s total backlog was $6.8 billion and cash and cash equivalents totaled $300 million.

During the quarter, CB&I repurchased approximately 2.2 million shares of common stock for $40.7 million. CB&I also recently completed a 4-year, $1.1 billion, committed and unsecured revolving credit facility. The amended credit facility provides liquidity for working capital, mergers and acquisitions, as well as letters of credit in support of project awards.

“It was a very good quarter with solid earnings and strong operating results across all sectors,” said Philip K. Asherman, President and CEO. “Based on the quality of our backlog and our continuing confidence in the global markets we serve, we are raising our 2010 full year earnings guidance to $1.75 to $1.90 per share.”

Earnings Conference Call

CB&I will host a webcast on July 27 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Investor Highlights.

About CB&I

CB&I designs, engineers and constructs some of the world’s largest energy infrastructure projects, providing a full spectrum of EPC solutions and proven process technologies. Drawing upon more than a century of experience and the expertise of approximately 16,000 employees worldwide, CB&I safely and reliably executes more than 600 projects a year through its three business sectors: CB&I Lummus builds upstream and downstream oil & gas projects, LNG liquefaction and regasification terminals, and a wide range of other energy related projects; CB&I Steel Plate Structures designs, fabricates and constructs storage tanks and containment vessels and their associated systems for the oil & gas, water & wastewater, mining and nuclear industries; Lummus Technology capitalizes on more than 1,500 patents and patent applications to provide process technologies, catalysts and specialty equipment for petrochemical facilities, oil refineries and gas processing plants. For more information, visit www.CBI.com. If you would like to be added to CB&I’s news release email distribution list, visit www.cbi.com/news.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2009, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Revenue	$916,044	$1,212,157	$1,785,368	$2,508,089

Cost of revenue	795,742	1,079,286	1,542,785	2,231,061

Gross profit	120,302	132,871	242,583	277,028
% of Revenue	13.1%	11.0%	13.6%	11.0%
Selling and administrative expenses	46,342	51,255	97,590	110,486
% of Revenue	5.1%	4.2%	5.5%	4.4%
Intangibles amortization	5,812	5,866	11,760	11,473
Other operating expense, net	779	5,434	852	11,336
Equity earnings	(3,533)	(11,998)	(7,042)	(18,924)

Income from operations	70,902	82,314	139,423	162,657
% of Revenue	7.7%	6.8%	7.8%	6.5%
Interest expense	(3,079)	(5,557)	(6,799)	(11,103)
Interest income	1,055	344	2,291	792

Income before taxes	68,878	77,101	134,915	152,346

Income tax expense	(19,994)	(32,061)	(41,126)	(57,241)

Net income	48,884	45,040	93,789	95,105

Less: Net income attributable to noncontrolling interests	(1,557)	(1,616)	(4,271)	(2,869)

Net income attributable to CB&I	$47,327	$43,424	$89,518	$92,236

Net income attributable to CB&I per share:
Basic	$0.48	$0.46	$0.91	$0.97
Diluted	$0.47	$0.45	$0.89	$0.96

Weighted average shares outstanding:
Basic	98,951	95,108	98,840	94,939
Diluted	100,641	96,211	100,796	95,682

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES SEGMENT INFORMATION (in thousands)

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2010		2009		2010		2009

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$286,651	31%	$209,054	49%	$474,081	32%	$530,329	51%
CB&I Lummus	546,027	60%	152,779	35%	819,737	56%	381,936	37%
Lummus Technology	83,117	9%	67,071	16%	182,217	12%	127,455	12%
Total	$915,795		$428,904		$1,476,035		$1,039,720

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$360,261	39%	$457,766	38%	$695,169	39%	$878,005	35%
CB&I Lummus	505,847	55%	671,214	55%	971,949	54%	1,466,647	58%
Lummus Technology	49,936	6%	83,177	7%	118,250	7%	163,437	7%
Total	$916,044		$1,212,157		$1,785,368		$2,508,089

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$32,545	9.0%	$42,340	9.2%	$64,638	9.3%	$70,765	8.1%
CB&I Lummus	25,264	5.0%	22,122	3.3%	44,552	4.6%	56,544	3.9%
Lummus Technology	13,093	26.2%	17,852	21.5%	30,233	25.6%	35,348	21.6%
Total	$70,902	7.7%	$82,314	6.8%	$139,423	7.8%	$162,657	6.5%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30,	December 31,
	2010	2009
ASSETS

Current assets	$1,044,922	$1,195,578
Equity investments	124,699	132,258
Property and equipment, net	290,976	316,112
Goodwill and other intangibles, net	1,115,015	1,179,600
Other non-current assets	191,919	193,219

Total assets	$2,767,531	$3,016,767

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable	$679	$709
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,377,887	1,639,166
Long-term debt	80,000	80,000
Other non-current liabilities	341,585	359,602

Shareholders' equity	927,380	897,290

Total liabilities and shareholders' equity	$2,767,531	$3,016,767

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA (in thousands)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS

Cash flows from operating activities	$40,823	$50,078
Cash flows from investing activities	(5,723)	(29,066)
Cash flows from financing activities	(40,362)	4,130
Effect of exchange rate changes on cash	(20,282)	2,623

(Decrease) increase in cash and cash equivalents	(25,544)	27,765
Cash and cash equivalents, beginning of the year	326,000	88,221
Cash and cash equivalents, end of the period	$300,456	$115,986

OTHER FINANCIAL DATA

Decrease in receivables, net	$75,273	$77,237
Change in contracts in progress, net	(56,664)	(145,876)
Decrease (increase) in non-current contract retentions	3,921	(1,321)
Decrease in accounts payable	(104,594)	(45,821)
Change in contract capital	$(82,064)	$(115,781)

Depreciation and amortization expense	$38,323	$39,056
Capital expenditures	$9,250	$31,197

Backlog *	$6,777,751	$4,179,709

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1 832 513 1111
or
Investors: Mark Coscio, +1 832 513 1200